Exhibit 99.1

December 27, 2005

BEXIL CORPORATION
AGREES TO SELL INTEREST IN
YORK INSURANCE SERVICES GROUP

NEW YORK — Thomas Winmill, President and CEO of Bexil Corporation (AMEX: BXL), announced today that Bexil had entered into an agreement for the sale of its 50% interest in privately held York Insurance Services Group, Inc. (“York”) to York Insurance Holdings, Inc. (“York Insurance”), a newly formed entity controlled by Odyssey Investment Partners, LLC (“Odyssey”) and certain other investors for approximately $39 million in cash.

A special committee of independent directors, having evaluated the fairness of the transaction, and the Board of Directors of Bexil have approved the transaction, which is subject to the approval of the holders of at least 50% of Bexil’s outstanding common stock. Holders of approximately 32% of Bexil’s stock have entered into an agreement in which they have agreed to vote their shares in favor of the sale and against any action that would reasonably be expected to prevent the transactions contemplated by the sale. Preliminary proxy material is expected to be filed with the Securities and Exchange Commission, and upon approval, definitive proxy material is anticipated to be distributed to stockholders seeking approval in the first quarter of 2006. Completion of the transaction is also subject to the consummation of an agreement by the other 50% owner of York, Thomas C. MacArthur, to sell a portion and rollover a portion of his shares to York Insurance, and other customary conditions to closing.

Mr. Winmill said “We are pleased with our involvement in York. Since its acquisition in 2002 for $3 million plus assumption of debt, Bexil has eliminated the assumed debt and received over $12 million in dividends as it grew York’s revenue from $25 to $71 million and net income from $.7 to $6.0 million from 2001 to 2004.”

A conference call to discuss the transaction has been scheduled for December 30, 2005 at 10 a.m., Eastern Time. To access the conference call, call toll free 1-888-245-4141 (international toll phone number: (630) 364-3730) room number: 452358.

Bexil is a holding company whose primary holding is its 50% interest in York. Bexil accounts for its interest in York using the equity method. Approximately 25% of Bexil’s shares are owned by Winmill & Co. Incorporated (OTC: WNMLA), a holding company, engaged through subsidiaries in investment management and securities trading.

York is an insurance services business process outsourcing company. Since the 1930‘s, York (through predecessor companies) has served as both an independent adjustment company and third party administrator providing claims data and risk related services to insurance and reinsurance companies, self insureds, intermediaries and governmental entities throughout the United States. More recently, York has established business units in the program management, special investigations, recovery, environmental consulting, retail logistics and large/complex loss adjusting markets.

Odyssey Investment Partners, LLC, based in New York, is a middle-market private equity fund with more than $1.2 billion under management. Odyssey makes majority, control investments primarily in established middle-market companies in a variety of industries, including industrial manufacturing, business, financial and healthcare services, aerospace products and services, and route-based services. For further information about Odyssey, please visit www.odysseyinvestment.com.

Safe Harbor Note

Certain of the statements and predictions contained herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. In particular, any statements, projections or estimates that include or reference the words “believes,” “intends,” “anticipates,” “plans,” “expects,” “will,” or any similar expression fall within the safe harbor for forward-looking statements contained in the Reform Act. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties, and other factors, including those set forth below, which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by those statements. More information on potential risks and uncertainties is available in the Company’s recent filings with the Securities and Exchange Commission, including its Form 10-KSB, quarterly Form 10-QSB reports and Forms 8-K.

Contact:      Thomas B. Winmill
                     1-212-785-0400
                     twinmill@bexil.com

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